UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2025

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CMC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 26, 2025, Commercial Metals Company (the “Company”) completed the private placement of $1,000 million in aggregate principal amount of its 5.75% Senior Notes due 2033 (the “2033 Notes”) and $1,000 million in aggregate principal amount of its 6.00% Senior Notes due 2035 (the “2035 Notes,” and together with the 2033 Notes, the “Notes”). The offering of the Notes was pursuant to the previously disclosed purchase agreement with BofA Securities, Inc. and Citigroup Global Markets Inc. as representatives of the initial purchasers named therein. The offering of the Notes was a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

The Company intends to use the net proceeds from the sale of the Notes to fund the purchase price for the Company’s previously announced acquisition of all of the issued and outstanding equity securities of entities that own Foley Products Company, LLC (such transaction, the “Foley Acquisition”) and transaction-related fees and expenses and for general corporate purposes. Gross proceeds from the issuance of the Notes were deposited into an escrow account at the closing of the private placement, pending consummation of the Foley Acquisition. In the event that the Foley Acquisition is not completed on or prior to October 15, 2026, or if prior to such date, the securities purchase agreement with respect to the Foley Acquisition is terminated, the Company will be required to redeem all of the Notes at a redemption price equal to 100% of the initial issue price of the Notes plus accrued and unpaid interest from the date of issuance, or from the most recent date to which interest has been paid or provided for, to but not including the special mandatory redemption date.

Terms Applicable to the 2033 Notes

The 2033 Notes were issued under an indenture, dated as of May 6, 2013 (as supplemented from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended and supplemented by the seventh supplemental indenture, dated as of November 26, 2025 (the “Seventh Supplemental Indenture”), between the Company and the Trustee.

The 2033 Notes are senior, unsecured obligations of the Company and accrue interest at a fixed rate per annum equal to 5.75%. Interest on the 2033 Notes is payable on May 15 and November 15 of each year, beginning on May 15, 2026, to the persons in whose names such 2033 Notes are registered at the close of business on the preceding May 1 or November 1, as the case may be. The 2033 Notes mature on November 15, 2033, unless earlier repurchased or redeemed. None of the Company’s subsidiaries are guarantors of the 2033 Notes nor are they guarantors of any of the Company’s other outstanding notes.

Prior to November 15, 2028, the Company will have the option to redeem some or all of the 2033 Notes at a redemption price equal to 100% of the principal amount of the 2033 Notes, plus an applicable premium and accrued and unpaid interest, if any, to, but not including, the date of redemption. Additionally, on or after November 15, 2028, the Company may redeem some or all of the 2033 Notes at the redemption prices set forth in the Seventh Supplemental Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. Prior to November 15, 2028, and subject to certain limitations, the Company may redeem up to 40% of the aggregate principal amount of the 2033 Notes outstanding with the net cash proceeds of certain equity offerings at a redemption price of 105.75% of the principal amount of each 2033 Note to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Terms Applicable to the 2035 Notes

The 2035 Notes were issued under the Indenture, as amended and supplemented by the eighth supplemental indenture, dated as of November 26, 2025 (the “Eighth Supplemental Indenture”), between the Company and the Trustee.

The 2035 Notes are senior, unsecured obligations of the Company and accrue interest at a fixed rate per annum equal to 6.00%. Interest on the 2035 Notes is payable on June 15 and December 15 of each year, beginning on June 15, 2026, to the persons in whose names such 2035 Notes are registered at the close of business on the preceding June 1 or December 1, as the case may be. The 2035 Notes mature on December 15, 2035, unless earlier repurchased or redeemed. None of the Company’s subsidiaries are guarantors of the 2035 Notes nor are they guarantors of any of the Company’s other outstanding notes.

Prior to December 15, 2030, the Company will have the option to redeem some or all of the 2035 Notes at a redemption price equal to 100% of the principal amount of the 2035 Notes, plus an applicable premium and accrued and unpaid interest, if any, to, but not including, the date of redemption. Additionally, on or after December 15, 2030, the Company may redeem some or all of the 2035 Notes at the redemption prices set forth in the Eighth Supplemental Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. Prior to December 15, 2028, and subject to certain limitations, the Company may redeem up to 40% of the aggregate principal amount of the 2035 Notes outstanding with the net cash proceeds of certain equity offerings at a redemption price of 106% of the principal amount of each 2035 Note to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Terms Applicable to Both the 2033 Notes and the 2035 Notes

Upon certain change of control triggering events with respect to a series of Notes, holders of the applicable series of Notes will have the right to require the Company to repurchase all or any part of the outstanding Notes of the applicable series at a repurchase price equal to 101% of the principal amount of the Notes of such series, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. Within 30 days following any change of control triggering event or, at the Company’s option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the applicable series of Notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the Notes of such series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants and warranties in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs with respect to a series of Notes, the Trustee or the holders of not less than 25% in principal amount of the applicable series of Notes then outstanding may declare the principal amount of all of the Notes of such series to be due and payable immediately.

The foregoing description of the Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the 2033 Notes and the 2035 Notes does not purport to be complete and is qualified in its entirety by reference to the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein, and the form of the 2033 Notes and the form of the 2035 Notes, which are filed as Exhibits 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On November 26, 2025, the Company issued a press release announcing the closing of the offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished pursuant to Item 7.01. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated November 26, 2025, by and between Commercial Metals Company and U.S. Bank Trust Company, National Association, as trustee.

4.2	Eighth Supplemental Indenture, dated November 26, 2025, by and between Commercial Metals Company and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 5.75% Senior Note due 2033.

4.4	Form of 6.00% Senior Note due 2035.

99.1	Press Release issued by Commercial Metals Company on November 26, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: November 26, 2025	By:	/s/ Paul J. Lawrence
	Name: Title:	Paul J. Lawrence Senior Vice President and Chief Financial Officer